Exhibit 99.1

FAT Brands Inc. Agrees to Acquire Global Franchise Group for $442.5 million

Largest Restaurant Acquisition of 2021 to include Round Table Pizza®, Great American Cookies®, Hot Dog on a Stick®, Marble Slab Creamery® and Pretzelmaker®

Combined System-wide sales of approximately $1.4 billion

LOS ANGELES, CA, (June 28, 2021) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (the “Company”) today announced that it has agreed to acquire Global Franchise Group, which franchises and operates a portfolio of five quick service restaurant concepts, Round Table Pizza, Great American Cookies, Hot Dog on a Stick, Marble Slab Creamery and Pretzelmaker, from Serruya Private Equity, Inc. and Lion Capital LLP, for $442.5 million in cash and stock.

The cash portion of the purchase price will be funded from the issuance of a new series of notes and cash on hand. The Company will also issue to the sellers $25 million in common stock and $67.5 million in Series B cumulative preferred stock. The transaction is expected to close by the end of July 2021, subject to expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

With the acquisition of GFG, FAT Brands will have more than 2,000 franchised and company owned restaurants around the world with combined annual system-wide sales of approximately $1.4 billion. Approximately 87% of GFG’s stores are located in the United States. Based on current projections and assumptions, including realization of expected synergies and return to pre-COVID restaurant sales, the acquisition is expected to eventually increase annual EBITDA by approximately $40 million to approximately $55-$60 million.

“This acquisition is a key strategic milestone for FAT Brands. We have been very acquisitive in recent years, seeking to add strong and growing restaurant brands to our portfolio. Now that the economy is emerging from COVID-19 and restaurants are rapidly recovering, we are pleased to have reached this agreement to incorporate a powerhouse restaurant franchising group with the support of Serruya Private Equity and Lion Capital,” said Andy Wiederhorn, President and CEO of FAT Brands. “The five new restaurant concepts have been very resilient coming out of the pandemic and will complement our existing brands. Furthermore, we will acquire GFG’s manufacturing operations, which will provide greater efficiencies and incremental revenue opportunities to our company.”

“This is truly a transformative deal for both FAT Brands and GFG. Andy has an exciting vision for FAT Brands and through his recent acquisitions, he has been able to create brand synergies within the portfolio while maintaining an asset-light business model,” said Michael Serruya, Managing Director at Serruya Private Equity and Chairman of the Board of GFG. “I look forward to our continued involvement with GFG through our company’s support of FAT Brands from an equity and strategic perspective.”

Lyndon Lea, Managing Partner of Lion Capital, added: “We are incredibly thankful to the management team of GFG, for their incessant focus on building a great business and culture, while successfully navigating an unprecedented period amidst COVID-19. We wish FAT Brands and GFG the best in the next phase of their journey.”

Duff & Phelps Securities, LLC served as financial advisor to GFG and Serruya Private Equity. Sheppard, Mullin, Richter & Hampton LLP and Greenberg Traurig, LLP acted as legal counsel to FAT Brands. Bryan Cave Leighton Paisner LLP acted as legal counsel to Serruya Private Equity and Lion Capital.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns nine restaurant brands: Fatburger, Johnny Rockets, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Elevation Burger, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises approximately 700 units worldwide. For more information, please visit www.fatbrands.com.

About Global Franchise Group, LLC

Global Franchise Group, LLC is a strategic brand management company with a mission of championing franchise brands and the people who build them. The company builds great brands that connect people with craveable products and memorable experiences. GFG currently supports more than 1,400 franchised and corporate stores in 16 countries across five quick service restaurant concepts: Round Table Pizza, Great American Cookies, Hot Dog on a Stick, Marble Slab Creamery and Pretzelmaker. Global Franchise Group, LLC is an affiliate of Serruya Private Equity, Inc. and Lion Capital LLP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the ability of FAT Brands Inc. (the “Company” or “our”) to complete the acquisition of Global Franchise Group (“GFG”), the future financial performance and growth of the Company following the acquisition of GFG, including the Company’s EBITDA and system-wide sales following the acquisition, and the Company’s ability to conduct future accretive and successful acquisitions. Forward-looking statements reflect the Company’s expectations concerning the future and are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, the Company’s ability to successfully integrate and exploit the synergies of the acquisition, the Company’s ability to grow and expand revenues and earnings following the acquisition, and uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic. These risks, uncertainties and contingencies are difficult to predict and beyond our control, and could cause our actual results to differ materially from those expressed or implied in such forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, including our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks, uncertainties and contingencies. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

About Non-GAAP Projected Financial Measures

This press release includes projections of future EBITDA, a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA is defined as net income (loss), before interest expense, income tax expense (benefit), depreciation and amortization expense. EBITDA is not a measurement of the Company’s financial performance under GAAP, and should not be considered in isolation or as an alternative to net income (loss) as a measure of financial performance, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company believes that EBITDA is an important supplemental measure of its operating performance because it eliminates the impact of expenses that do not relate to business performance. The Company also believes that this non-GAAP measure is useful to investors because it and similar measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry and provide additional information regarding growth rates on a more comparable basis than would be provided without such adjustments.

The Company prepared the information included in this press release based upon available information and assumptions and estimates that it believes are reasonable. The Company cannot assure you that its estimates and assumptions will prove to be accurate. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

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Contacts

Media Relations:

JConnelly

Erin Mandzik

emandzik@jconnelly.com

862-246-9911

Investor Relations:
ICR
Lynne Collier
IR-FATBrands@icrinc.com
646-430-2216